Exhibit 99.1

NEWS RELEASE

101 East Park Blvd., Suite 1300
Plano, TX 75074
(972) 234-6400

INTRUSION Reports Third Quarter 2020 Results

Positive Response to Beta Testing of New Cybersecurity Solution and

Strengthened Balance Sheet with Successful Follow-On Offering

Plano, Texas – November 12, 2020 – INTRUSION, Inc. (NASDAQ: INTZ) announced today financial results for the three- and nine-month periods ended September 30, 2020.

Third Quarter and Recent Business Highlights

•	With positive beta-testing results, accepts pre-orders for INTRUSION Shield™
•	$18.1 million in net proceeds raised from a public offering of common shares
•	Successfully uplisted to the Nasdaq Capital Market
•	Expansion of executive team with key appointments to support growth strategy

“While extended government shutdowns associated with the pandemic continued to impact our legacy subscription and reporting businesses during the third quarter, the growing trend of sophisticated cybersecurity attacks underscores the crucial need for more advanced, innovative solutions,” stated Jack B. Blount, President and CEO of INTRUSION. “We are capitalizing on this need through the recent introduction and aggressive ramp of our new Shield family of disruptive cybersecurity solutions.

“Recent feedback from enterprise customers that are beta testing Shield has been extraordinarily positive, which is why we made the decision to take pre-orders ahead of general availability. Leveraging our unique proprietary database of threat indicators and advanced AI, Shield detects and neutralizes threats that are actively inside customers’ networks, effectively tackling the problem of vulnerability from the inside out. Shield will disrupt the cybersecurity industry beginning with the enterprise market, which represents more than a $7 billion opportunity in the U.S. alone. Moreover, the launch of subsequent solutions within the Shield family will also increase our addressable market, further fueling our growth.”

Third Quarter Financial Results

Revenue for the third quarter 2020 was $1.6 million, compared to $3.9 million in the third quarter 2019 and $1.7 million for the second quarter 2020.

Gross profit margin was 59 percent of revenue in the third quarter of 2020, compared to 62 percent in the third quarter 2019 and 61 percent in the second quarter 2020.

INTRUSION’s third quarter 2020 operating expenses were $2.3 million, compared to $0.9 million in the third quarter 2019 and $1.7 million in the second quarter 2020.

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INTRUSION’s net loss was $1.4 million in the third quarter 2020, compared to net income of $1.5 million in the third quarter 2019 and a net loss of $0.7 million in the second quarter 2020.

As of September 30, 2020, INTRUSION reported cash, cash equivalents and accounts receivables of $2.5 million. Subsequent to quarter end, INTRUSION raised $18.1 million in net proceeds from a follow-on offering of 3.6 million shares of its common stock. The net proceeds reflect 2.5 million shares offered by the Company, including the underwriter’s exercised option to purchase an additional 465,000 shares.

Conference Call

Intrusion’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the call at 1-833-366-0416 or +1-236-712-2506 for international callers and provide the following Conference ID: 5795593. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until November 19, 2020 by calling 1-800-585-8367 or +1-416-621-4642 for international callers. At the replay prompt, enter conference identification number 5795593. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About INTRUSION Inc.

INTRUSION Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products. INTRUSION’s solution families include Shield™, a combination of plug-n-play hardware, software, global data, and real-time Artificial Intelligence (AI) services that provide organizations with the most robust cybersecurity defense possible, TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. INTRUSION’s solutions help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties.  Such statements include, without limitations, statements regarding future revenue growth and profitability, the difficulties in forecasting future sales caused by current economic and market conditions, the effects of sales and implementation cycles for our products on our quarterly results and difficulties in accurately estimating market growth, uncertainties regarding future government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, statements about our new INTRUSION Shield solution and its success and future market acceptance, as well as other statements. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. The factors that could cause actual results to differ materially from expectations are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

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INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	September 30,	December 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$1,505	$3,334
Accounts receivable	1,030	1,566
Prepaid expenses	647	152
Total current assets	3,182	5,052

Noncurrent Assets
Property and equipment, net	356	335
Finance leases right-of-use asset, net	30	62
Operating leases right-of-use asset, net	1,160	1,348
Other assets	57	38
Total noncurrent assets	1,603	1,783
TOTAL ASSETS	$4,785	$6,835
LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$1,420	$1,080
Dividends payable	–	20
Finance leases liability, current portion	31	43
Operating leases liability, current portion	295	284
PPP loan payable, current portion	392	–
Deferred revenue	58	516

Total current liabilities	2,196	1,943
Finance leases liability, noncurrent portion	1	21
PPP loan payable, noncurrent portion	239	–
Operating lease liability, noncurrent portion	1,095	1,315
Total noncurrent liabilities	1,335	1,336
Stockholders' Equity:
Preferred stock, $.01 par value:
Authorized shares – 5,000
Series 1 shares issued and outstanding – 200 in 2019
Liquidation preference of $1,013 in 2019	–	707
Series 2 shares issued and outstanding – 460 in 2019 Liquidation preference of $1,155 in 2019	–	724
Series 3 shares issued and outstanding – 289 in 2019 Liquidation preference of $634 in 2019	–	412
Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 14,939 in 2020 and 13,552 in 2019 Outstanding shares – 14,929 in 2020 and 13,542 in 2019	149	136
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	58,877	56,759
Accumulated deficit	(57,367)	(54,777)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders' equity	1,254	3,556
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,785	$6,835

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INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$1,588	$3,860	$5,039	$11,071
Cost of revenue	652	1,465	2,050	4,339

Gross profit	936	2,395	2,989	6,732

Operating expenses:
Sales and marketing	885	356	1,880	813
Research and development	1,081	297	2,741	775
General and administrative	377	277	962	930

Operating income (loss)	(1,407)	1,465	(2,594)	4,214

Interest expense	(2)	(1)	(4)	(45)
Interest income	–	–	8	–

Net income (loss)	$(1,409)	$1,464	$(2,590)	$4,169

Preferred stock dividends accrued	(13)	(35)	(79)	(104)
Net income (loss) attributable to common stockholders	$(1,422)	$1,429	$(2,669)	$4,065

Net income (loss) per share attributable to common stockholders:
Basic	$(0.10)	$0.11	$(0.19)	$0.30
Diluted	$(0.10)	$0.09	$(0.19)	$0.27

Weighted average common shares outstanding:
Basic	14,450	13,523	13,981	13,466
Diluted	14,450	15,371	13,981	15,314

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